Exhibit 4.b.(ix)


                              EIGHTH AMENDMENT TO
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT
                    ----------------------------------------




      This Eighth Amendment (the "Eighth Amendment") dated as of November 30, 1995 (the "Effective Date"), by and among ALEXANDER & BALDWIN, INC., a Hawaii corporation (the "Parent"), A&B-HAWAII, INC., a Hawaii corporation ("A&B-Hawaii"), the undersigned banks (individually a "Bank" and collectively the "Banks"), and FIRST HAWAIIAN BANK, a Bank and as Agent for the Banks, amends the Amended and Restated Revolving Credit and Term Loan Agreement (as previously amended, the "Agreement") effective as of April 1, 1989, among the Parent, A&B-Hawaii, the Agent, and the banks that are parties thereto.

                                    RECITALS
                                    --------


      A. The Parent, A&B-Hawaii, the Banks and the Agent have entered into the Agreement.

      B. The parties hereto wish to amend the Agreement to extend the Termination Date as set forth below.

                                   AGREEMENT
                                   ---------


      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

      1.    Definitions.  All terms defined in the Agreement shall have such
            -----------
defined meanings when used herein, unless otherwise defined herein.

      2.    Amendment.  In the definition of "Termination Date" set forth in
            ---------
Section 9.1 of the Agreement, the date "November 30, 1996" shall be deleted, and the date "November 30, 1997" shall be inserted in its place.

      3.    Miscellaneous.
            -------------

            a. Except as otherwise expressly amended by this Eighth Amendment, the Agreement shall continue to be in full force and effect in accordance with its terms. All references to the Agreement shall mean the Agreement as amended by this Eighth Amendment.

            b. This Eighth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            c. This Eighth Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

            d. Each party hereby represents to the others that each of the individuals executing this Eighth Amendment on its behalf is a duly appointed signatory of the respective party to this Eighth Amendment and that each is duly authorized to execute this Eighth Amendment by or on behalf of the respective party for whom he or she is signing and duly authorized to take any and all action required by the terms of this Eighth Amendment.

            e. The Borrowers represent and warrant that on and as of the Effective Date of this Eighth Amendment, the material representation and warranties contained in the Agreement or made in any writing delivered or furnished pursuant to this Eighth Amendment are true and correct, and no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

            f. All of the terms of this Eighth Amendment shall be effective as of the Effective Date.

      IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amendment as of the Effective Date.


ALEXANDER & BALDWIN, INC.           A&B-HAWAII, INC.

By /s/ G. Stephen Holaday           By /s/ G. Stephen Holaday
Its Vice President                  Its Senior Vice President


FIRST HAWAIIAN BANK,                BANK OF AMERICA NATIONAL TRUST
as a Bank and as Agent              AND SAVINGS ASSOCIATION,
                                    individually and as Co-Agent
By /s/Adolph F. Chang
Its Vice President                  By /s/ Richard E. Bryson
                                    Its Vice President


BANK OF HAWAII                      THE BANK OF CALIFORNIA, N.A.

By /s/ D. Edward Wohlleb            By /s/ Wanda Headrick
Its Vice President                  Its Vice President


CREDIT LYONNAIS LOS ANGELES         CREDIT LYONNAIS CAYMAN ISLAND
BRANCH                              BRANCH

By /s/ Thierry F. Vincent           By /s/ Thierry F. Vincent
Its Vice President                  Its Authorized Signatory